Exhibit 99.1

Press Release

Federated Investors, Inc. Reports Preliminary First Quarter 2008 Financial Results

•	Total managed assets reach a record $338 billion

•	Money market assets increase to a record $278 billion

(PITTSBURGH, Pa., April 14, 2008) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, today reported preliminary earnings per diluted share (EPS) of $0.55 for the quarter ended March 31, 2008, compared to $0.50 reported for the quarter ended March 31, 2007, an increase of 10 percent. Federated’s preliminary net income was $56 million for Q1 2008 compared to $52 million for Q1 2007, an increase of 8 percent. These results and explanations are preliminary and are subject to change.

Federated’s total managed assets were a record $338.5 billion at March 31, 2008. The increase in total managed assets was driven by a $40.9 billion increase in money market assets during Q1 2008. Federated’s equity assets declined $4.6 billion to $37.5 billion mainly due to market depreciation. Average managed assets were $322.0 billion for the quarter with average money market assets of $260.3 billion, average equity assets of $38.5 billion and average fixed-income assets of $23.2 billion.

For Q1 2008, revenue increased $41.3 million or 16 percent to $305.7 million compared to $264.4 million for the same quarter last year. The increase is primarily due to an increase in revenue from average money market assets under management ($47.9 million) and the impact of the leap year on Q1 2008 compared to Q1 2007 ($2.3 million) partially offset by an increase in fee waivers due to higher fund expenses ($3.7 million), a decrease in revenue from average equity assets under management ($3.6 million) and a change in the mix of average fixed-income assets under management ($1.2 million).

Compared to the prior quarter, total revenue increased by $5.4 million or 2 percent. The increase is primarily due to an increase in revenue from average money market assets under management ($23.0 million) partially offset by a decrease in revenue from average equity assets under management ($11.0 million), one fewer day in Q1 2008 as compared to Q4 2007 ($4.3 million) and an increase in fee waivers due to higher fund expenses ($1.9 million). For Q1 2008, Federated derived 56 percent of its revenue from money market assets, 33 percent from equity assets, 10 percent from fixed-income assets and 1 percent from other products and services.

Contacts:
MEDIA	MEDIA	ANALYSTS
Meghan McAndrew	J.T. Tuskan	Ray Hanley
(412) 288-8103	(412) 288-7895	(412) 288-1920
mmcandrew@federatedinv.com	jtuskan@federatedinv.com	rhanley@federatedinv.com

Federated Reports Preliminary Q1 2008 Results

April 14, 2008

Operating expenses for Q1 2008 increased $34.2 million or 19 percent to $214.8 million compared to $180.6 million for Q1 2007. The increase in operating expenses was primarily attributable to the increase in marketing and distribution expenses related to increased average money market managed assets ($24.2 million) and increased regular and incentive compensation expenses ($6.9 million).

Compared to Q4 2007, operating expenses increased slightly. Compensation and related expenses decreased $9.7 million in Q1 2008 as compared to Q4 2007. The prior quarter included $15 million in compensation expenses related to new employment agreements with certain Federated Kaufmann employees and Q1 2008 included $1.7 million in new compensation for Federated Kaufmann personnel. In addition, Q1 2008 compensation was higher due to $1.8 million for seasonally higher payroll tax and employee benefit expenses, $1.2 million due to higher base pay expenses and $1.2 million in additional expense related to 2007 incentive pay. Overall, marketing and distribution expense increased by $11.5 million for the consecutive quarter comparison. Of this amount, $10.6 million was due to higher average money market managed assets and, to a lesser extent, changes in the terms of distribution contracts with certain intermediary customers. Q1 2008 marketing and distribution expense was also affected by one fewer day compared to the prior quarter, resulting in $1.2 million less in these expenses.

In Q1 2008, Federated purchased 68,684 shares of Federated Investors, Inc. class B common stock for $2.1 million.

As previously noted, the foregoing financial information, explanations and the attached financial statements and asset data as of and for the quarter ended March 31, 2008 are preliminary and subject to change. Federated will report full financial and operational results for Q1 2008 on April 24, 2008 and will host an earnings conference call at 9 a.m. Eastern on April 25, 2008. Investors are invited to listen to Federated’s Q1 2008 earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time for the teleconference. The call may also be accessed in real time on the Internet via the About Us section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and until May 2, 2008 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering codes 286 and 281178.

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $338.5 billion in assets as of March 31, 2008. With 147 mutual funds and separately managed accounts in a wide range of investment strategies, Federated provides comprehensive investment management to more than 5,400 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. For more information, visit FederatedInvestors.com.

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Federated Reports Preliminary Q1 2008 Results

April 14, 2008

Certain statements in this press release, such as those related to Federated’s results and financial position as of and for the quarter ended March 31, 2008, constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Among other risks and uncertainties is the completion of the review of the financial statements as of and for the quarter ended March 31, 2008 and the risk factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. Many of these factors may be impacted as a result of the ongoing threat of terrorism. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Securities Corp. is distributor of the Federated funds.

Separately managed accounts are made available through Federated Global Investment Management, Federated Investment Counseling and Federated MDTA LLC, each a registered investment advisor.

An investment in money market funds is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although money market funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in these funds.

Federated Reports Preliminary Q1 2008 Results

April 14, 2008

Preliminary Unaudited Condensed Consolidated Statements of Income

(in millions, except per share data)

	Preliminary Quarter Ended March 31, 2008	Quarter Ended March 31, 2007	% Change Q1 2008 to Q1 2007	Quarter Ended Dec. 31, 2007	% Change Q1 2008 to Q4 2007
Revenue
Investment advisory fees, net	$195.0	$169.2	15%	$195.0	—
Administrative service fees, net	51.6	39.3	31	47.5	9
Other service fees, net	57.7	54.3	6	56.5	2
Other, net	1.4	1.6	(13)	1.3	8

Total Revenue	305.7	264.4	16	300.3	2

Operating Expenses
Compensation and related	61.5	54.2	13	71.2	(14)
General and administrative
Marketing and distribution	107.6	80.2	34	96.1	12
Professional service fees	8.6	7.6	13	8.8	(2)
Office and occupancy	6.1	5.5	11	5.9	3
Systems and communications	5.9	5.9	—	6.0	(2)
Advertising and promotional	3.7	2.9	28	3.7	—
Travel and related	2.9	2.7	7	3.5	(17)
Other	4.3	3.8	13	3.2	34

Total general and administrative	139.1	108.6	28	127.2	9
Amortization of deferred sales commissions	9.4	12.3	(24)	10.8	(13)
Amortization of intangible assets	4.8	5.5	(13)	4.8	—

Total Operating Expenses	214.8	180.6	19	214.0	—

Operating Income	90.9	83.8	8	86.3	5

Nonoperating Income (Expenses)
Investment income, net	1.3	2.0	(35)	0.7	86
Debt expense––recourse	(0.1)	(0.1)	—	(0.1)	—
Debt expense––nonrecourse	(0.9)	(1.5)	(40)	(1.1)	(18)
Other, net	—	—	—	(0.2)	(100)

Total Nonoperating Income (Expenses), net	0.3	0.4	(25)	(0.7)	143

Minority interest	1.4	1.4	—	1.5	(7)

Income before income taxes	89.8	82.8	8	84.1	7
Income tax provision	34.0	31.0	10	31.4	8

Net Income	$55.8	$51.8	8%	$52.7	6%

Earnings Per Share
Net income per share — Basic	$0.56	$0.51	10%	$0.53	6%
Net income per share — Diluted	$0.55	$0.50	10%	$0.52	6%

Weighted-average shares outstanding
Basic	99.8	101.9		99.8

Diluted	101.8	103.6		101.7

Dividends declared per share	$0.21	$0.18		$0.21

Federated Reports Preliminary Q1 2008 Results

April 14, 2008

Preliminary Unaudited Condensed Consolidated Balance Sheets

(in millions)

	Preliminary March 31, 2008	Dec. 31, 2007
Assets
Cash and other short-term investments	$183	$146
Other current assets	53	60
Deferred sales commissions, net	54	64
Intangible assets, net, and goodwill	539	535
Other long-term assets	38	36

Total Assets	$867	$841

Liabilities, Minority Interest and Shareholders’ Equity
Current liabilities	$163	$164
Long-term debt—nonrecourse	53	63
Other long-term liabilities and minority interest	40	40
Shareholders’ equity excluding treasury stock	1,403	1,368
Treasury stock	(792)	(794)

Total Liabilities, Minority Interest and Shareholders’ Equity	$867	$841

Federated Reports Preliminary Q1 2008 Results

April 14, 2008

Changes in Equity and Fixed-Income Fund Managed Assets

(in millions)

	Quarter Ended
	Preliminary March 31, 2008	Dec. 31, 2007	March 31, 2007
Equity Funds
Beginning assets	$29,145	$30,095	$28,666

Sales	1,602	1,328	1,469
Redemptions	(1,893)	(1,992)	(1,973)

Net redemptions	(291)	(664)	(504)
Net exchanges	(77)	(34)	(12)
Other*	(2,897)	(252)	566

Ending assets	$25,880	$29,145	$28,716

Fixed-Income Funds
Beginning assets	$17,943	$17,775	$18,113

Sales	1,818	1,240	1,224
Redemptions	(1,555)	(1,312)	(1,503)

Net sales (redemptions)	263	(72)	(279)
Net exchanges	53	15	2
Other*	80	225	197

Ending assets	$18,339	$17,943	$18,033

*	Includes changes in the market value of securities held by the funds, reinvested dividends and distributions and net investment income.

Federated Reports Preliminary Q1 2008 Results

April 14, 2008

(in millions)

	Preliminary	Reported
MANAGED ASSETS	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007
By Asset Class
Equity	$37,518	$42,162	$43,517	$43,344	$41,336
Fixed-income	23,416	22,824	22,752	22,970	23,162
Money market	277,527	236,630	209,908	193,362	185,952

Total Managed Assets	$338,461	$301,616	$276,177	$259,676	$250,450

By Market
Wealth Management & Trust	$162,865	$143,881	$127,854	$113,625	$109,364
Broker/Dealer	124,402	120,627	114,686	112,146	107,148
Global Institutional	38,842	25,057	23,428	24,083	24,764
Other	12,352	12,051	10,209	9,822	9,174

Total Managed Assets	$338,461	$301,616	$276,177	$259,676	$250,450

By Product Type
Mutual Funds:
Equity	$25,880	$29,145	$30,095	$30,026	$28,716
Fixed-income	18,339	17,943	17,775	17,769	18,033
Money market	242,280	215,003	190,011	172,430	163,841

Total Fund Assets	$286,499	$262,091	$237,881	$220,225	$210,590

Separate Accounts:
Equity	$11,638	$13,017	$13,422	$13,318	$12,620
Fixed-income	5,077	4,881	4,977	5,201	5,128
Money market	35,247	21,627	19,897	20,932	22,112

Total Separate Accounts	$51,962	$39,525	$38,296	$39,451	$39,860

Total Managed Assets	$338,461	$301,616	$276,177	$259,676	$250,450

	Quarter Ended
	Preliminary	Reported
AVERAGE MANAGED ASSETS	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007
By Asset Class
Equity	$38,471	$42,890	$42,731	$43,031	$41,118
Fixed-income	23,220	22,969	22,680	23,109	23,002
Money market	260,306	224,285	202,141	189,917	182,352

Total Avg. Assets	$321,997	$290,144	$267,552	$256,057	$246,472

By Product Type
Mutual Funds:
Equity	$26,696	$29,741	$29,570	$29,866	$28,743
Fixed-income	18,186	17,893	17,701	17,942	18,013
Money market	231,719	203,957	181,808	168,253	160,325

Total Avg. Fund Assets	$276,601	$251,591	$229,079	$216,061	$207,081

Separate Accounts:
Equity	$11,775	$13,149	$13,161	$13,165	$12,375
Fixed-income	5,034	5,076	4,979	5,167	4,989
Money market	28,587	20,328	20,333	21,664	22,027

Total Avg. Separate Accts.	$45,396	$38,553	$38,473	$39,996	$39,391

Total Avg. Assets	$321,997	$290,144	$267,552	$256,057	$246,472

	Quarter Ended
	Preliminary	Reported
ADMINISTERED ASSETS	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007
Period End	$9,921	$9,565	$19,312	$17,986	$17,783
Average	$9,694	$16,125	$18,378	$17,701	$17,762